SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2017

MUELLER WATER PRODUCTS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32892	20-3547095
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1200, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 206-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 6, 2017, Mueller Water Products, Inc. (the “Company”) and its wholly-owned subsidiaries, Mueller Co. LLC and Anvil International, LLC (the “Subsidiaries”), entered into a Purchase Agreement, dated January 6, 2017 (the “Agreement”), by and among OEP Pioneer LLC, OEP Pioneer (Canada) Holdings Corp., the Company and the Subsidiaries for the disposition (the “Disposition”) of the Company’s Anvil International division (the “Anvil Division”).

In consideration for the Disposition, the Company received $315 million in cash. The purchase price is subject to a post-closing adjustment and may be increased or reduced as provided in the Agreement. The Agreement contains customary representations and warranties, certain of which will survive closing for specified periods. In addition, the Agreement includes customary covenants and indemnification obligations, capped at specified amounts.

The Disposition closed on January 6, 2017, concurrently with the signing of the Agreement.

The foregoing summary of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Agreement, (iii) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (v) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

In addition, to permit the Disposition, on January 6, 2017, the Company and certain subsidiaries of the Company entered into the Fourth Amendment to the Company’s Credit Agreement dated August 26, 2010 (the “Fourth Amendment”), by and among the Company, each of the subsidiaries identified therein as borrowers, the lenders identified therein and Bank of America, N.A,, as administrative agent for the lenders and as swing line lender and an L/C lender, with respect to its ABL facility. The foregoing summary of the Fourth Amendment is qualified in its entirety by the full text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 4, 2017, the Company entered into an employment agreement with J. Scott Hall pursuant to which Mr. Hall will serve as the Company’s President and Chief Executive Officer effective January 23, 2017 (the “Effective Date”). Mr. Hall will also become a member of the Company’s Board of Directors on January 25,2017.

Mr. Hall will succeed Gregory E. Hyland, the Company’s current President and Chief Executive Officer, who will become Executive Chairman of the Company’s Board of Directors as of the Effective Date.

Mr. Hall joins the Company from Textron, Inc. (“Textron”) where he most recently served as President and Chief Executive Officer of its Industrial Segment since 2009. Mr. Hall joined Textron in 2001 and has held numerous leadership positions since that time. Mr. Hall was a member of Textron’s Executive Leadership Team and, from 2003 to 2009, served as President and Chief Executive Officer of Textron Tools and Test.

Mr. Hall’s employment agreement provides for a base salary of $750,000 per year, a 2017 targeted annual incentive opportunity of 100% of base salary (with a potential payout range of 0%-200% based on performance against goals), an initial long-term incentive opportunity valued at $1.5 million on the date of grant consisting of (i) $750,000 of restricted stock units vesting annually over three years and (ii) $750,000 of performance share units vesting at the end of a three year performance period and certain other benefits. Mr. Hall’s base salary is subject to review annually by the Company’s Board of Directors.

As an offset for forfeited performance and equity awards under Textron’s incentive plans, the Company will issue Mr. Hall a number of restricted stock units to be determined as set forth in the employment agreement, which will vest on the one year anniversary of the commencement of Mr. Hall’s employment. Mr. Hall will be eligible to participate in any pension, profit sharing, health or welfare benefit generally made available by the Company to other executive officers, as in effect from time to time.

The foregoing summary of the employment agreement is qualified in its entirety by the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Also on January 4, 2017, the Company entered into an Executive Change in Control Agreement (the “Change in Control Agreement”) with Mr. Hall. Among other provisions, the Change in Control Agreement provides that if Mr. Hall’s employment is terminated other than for cause or for good reason (each as defined in the Change in Control Agreement) within 24 months following a change in control of the Company (as defined in the Change in Control Agreement), Mr. Hall will be entitled to a lump-sum severance payment equivalent to his base salary and annual incentive bonus (generally calculated as the average of actual annual incentive bonuses over the preceding three years) and continuation of certain benefits, such as group life and medical insurance coverage for a period of 24 months. The Change in Control Agreement contains customary non-competition and non-solicitation provisions that prohibit Mr. Hall from competing with the Company or soliciting its customers, suppliers or employees following termination.

The foregoing summary of the Change in Control Agreement is qualified in its entirety by the full text of the Change in Control Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 9, 2017, the Company issued two press releases announcing (i) the Disposition, as well as a share repurchase authorization of up to $250 million and an increase in the Company’s quarterly dividend and (ii) the hiring of Mr. Hall, copies of which are attached hereto as Exhibit 99.1 and 99.2, respectively.

On January 9, 2017, the Company held an investor conference call regarding the Disposition, among other matters. A copy of management’s prepared remarks for such conference call is attached and furnished as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference. The furnishing of management’s prepared remarks is not intended to constitute a representation that such furnishing is required by Regulation FD or that the remarks include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01.	Financial Statements and Exhibits.

The pro forma financial information attached hereto as Exhibit 99.3 shows the balance sheet for Mueller Water Products, Inc. at September 30, 2016 and its statement of operations from continuing operations for the year ended September 30, 2016. The pro forma balance sheet assumes the sale of the Anvil Division occurred on the balance sheet date. The pro forma statement of operations assumes the sale of the Anvil Division occurred at the beginning of the period.

(d)	Exhibits.

Exhibit 2.1	Purchase Agreement, dated as of January 6, 2017, by and among OEP Pioneer LLC, OEP Pioneer (Canada) Holdings Corp., Mueller Water Products, Inc., Mueller Co. LLC and Anvil International, LLC.*

Exhibit 10.1	Fourth Amendment to Credit Agreement dated January 6, 2017, by and among Mueller Water Products, Inc., each of the subsidiaries identified therein as borrowers, the lenders identified therein and Bank of America, N.A., as administrative agent for the lenders and as swing line lender and an L/C lender.

Exhibit 10.2	Employment Agreement of J. Scott Hall, dated January 4, 2017.

Exhibit 10.3	Executive Change in Control Agreement of J. Scott Hall, dated January 4, 2017.

Exhibit 99.1	Press Release, dated January 9, 2017.

Exhibit 99.2	Press Release, dated January 9, 2017.

Exhibit 99.3	Unaudited pro forma condensed combined consolidated financial information.

Exhibit 99.4	Management’s Prepared Remarks for January 9, 2017 Investor Conference Call.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER WATER PRODUCTS, INC.

	By:	/s/ Keith L. Belknap
Keith L. Belknap
Date: January 9, 2017		Senior Vice President, General Counsel and Corporate Secretary